As filed with the Securities and Exchange Commission on April 8, 2008

Registration No. 333-149451

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	3590	39-0168610
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON THE FOLLOWING PAGE

13000 West Silver Spring Drive

Butler, Wisconsin 53007

(414) 352-4160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew G. Lampereur

Executive Vice President and Chief Financial Officer

Actuant Corporation

13000 West Silver Spring Drive

Butler, Wisconsin 53007

(414) 352-4160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Helen R. Friedli, P.C.

Eric Orsic

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606-5096

(312) 372-2000

Approximate date of commencement of proposed exchange offer: as soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accredited filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employee Identification Number

Acme Electric Corporation	NY	3590	16-0324980

Actown Electrocoil, Inc.	DE	3590	36-4201910

Actuant International Holdings, Inc.	DE	3590	26-1643256

Applied Power Investments II, Inc.	NV	3590	36-3673537

Atlantic Guest, Inc.	DE	3590	06-1396315

B.W. Elliott Manufacturing Co., LLC	NY	3590	22-3673270

Coils Holding, Inc.	DE	3590	36-4201908

Engineered Solutions L.P.	IN	3590	31-1757546

GB Tools and Supplies, Inc.	WI	3590	39-0964876

Key Components, Inc.	NY	3590	16-1527036

Key Components, LLC	DE	3590	04-3425424

Maxima Holding Company, Inc.	DE	3590	42-1595061

Maxima Holdings—Europe, Inc.	DE	3590	20-3131802

Maxima Technologies & Systems, LLC	DE	3590	42-1595056

Precision Sure-Lock, Inc.	DE	3590	04-3665130

PSL Holdings, Inc.	TX	3590	20-2377666

Versa Technologies, Inc.	DE	3590	39-1143618
*	The address of each of the additional registrants is c/o Actuant Corporation.

The Registrant and each Additional Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until such registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2008

PROSPECTUS

Offer to Exchange

$250,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2017,

which have been registered under the Securities Act,

for any and all outstanding, unregistered 6 7/8% Senior Notes due 2017

We are offering to exchange our registered 6 7/8% Senior Notes due 2017, or the exchange notes, for our currently outstanding, unregistered 6 7/8% Senior Notes due 2017, or the original notes. We sometimes refer to the original notes and the exchange notes in this prospectus collectively as the notes. The exchange notes are substantially identical in all material respects to the original notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, will not have any transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to liquidated damages. The exchange notes will represent the same debt as the original notes, and we will issue the exchange notes pursuant to, and they will be entitled to the benefits of, the same indenture. We are making this exchange offer in order to satisfy certain contractual obligations.

Each of our existing and future domestic subsidiaries that guarantees obligations under our senior credit facility will jointly and severally guarantee the exchange notes on a senior unsecured basis. The exchange notes will rank equally in right of payment with all of our existing and future unsecured senior debt and senior in right of payment to all of our existing and future subordinated debt. The exchange notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt including all borrowings under our senior credit facility which are secured by a pledge of 65% of the equity securities of certain of our foreign subsidiaries. The exchange notes will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not issue guarantees of the exchange notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2008 unless we extend it.

•	We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

•	The exchange of exchange notes for original notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	No public market exists for the original notes or the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the date of expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “ Risk Factors” beginning on page 12 for a discussion of certain risks that you should consider before deciding to tender your original notes in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus or incorporated by reference herein. You should rely only on the information contained in this prospectus or incorporated by reference herein. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any persons to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date indicated on the front cover of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “ATU”.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	Annual Report on Form 10-K for the year ended August 31, 2007; as updated by our Current Report on Form 8-K filed on February 28, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended November 30, 2007 and February 29, 2008;

•	Current Reports on Form 8-K filed with the SEC on October 23, 2007 and November 13, 2007;

•	Definitive proxy statement for annual meeting of stockholders held on January 15, 2008, filed with the SEC on December 3, 2007;

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All other documents filed by Actuant Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and until the expiration date of the exchange offer; and

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Additionally, the financial statements of Maxima Guarantor Group for the period from April 30, 2006 to December 21, 2006 are filed herein as Exhibit 99.5 in satisfaction of SEC Regulation S-X Rule 3-10(a).

You may request a copy of these filings, except exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus, at no cost, by writing or telephoning us at:

Actuant Corporation

13000 West Silver Spring Drive

Butler, Wisconsin 53007

(414) 352-4160

Attention: Chief Financial Officer

To obtain timely delivery of any of this information or our filings, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on             , 2008, unless extended. See “The Exchange Offer” for more information.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, our industry, our beliefs and management’s assumptions. Such forward-looking statements include statements regarding expected financial results and other planned events. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “project,” “target,” “goal,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual future events or results may differ materially from these statements.

The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:

•	exposure to fluctuations in energy prices;

•	market conditions in the recreational vehicle, truck, automotive, industrial production, oil & gas, maintenance & repair and construction industries;

•	market acceptance of existing and new products;

•	successful integration of acquisitions and related restructurings;

•	operating margin risk due to competitive pricing and operating efficiencies;

•	supply chain risk, material, labor, or overhead cost increases;

•	foreign currency risk, interest rate risk and commodity risk;

•	the length of economic downturns in our markets, litigation matters and our ability to access capital markets;

•	industry trends, including changes in buying, inventory and other business practices by customers;

•	our substantial indebtedness;

•	our future profitability;

•	an increase in competition within the markets in which we compete;

•	regulatory changes;

•	changes in general and/or regional economic conditions;

•	our relationships with employees;

•	the impact of current and future laws; and

•	additional terrorist attacks.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and elsewhere in this prospectus or incorporated by reference herein. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA

The information in this prospectus and the documents incorporated by reference herein concerning market positions of certain of our products is based on our net sales for fiscal year 2007 and management’s estimates of our competitors’ respective dollar volumes of net sales for the products, markets and geographic region or regions to which we refer. These estimates are based on our internal estimates, our knowledge of our relative position and the relative position of our competitors in applicable markets, and, in some limited cases, industry sources. Other market data included in this prospectus and the documents incorporated by reference herein is estimated and is based on independent industry publications or other publicly available information. Although we believe that the information on which we have based these estimates of our market position and this market data are generally reliable, the accuracy and completeness of this information is not guaranteed and this information has not been independently verified. This prospectus and the documents incorporated by reference herein include sales data for businesses that we acquired prior to their dates of acquisition. This sales data was provided to us by the sellers of those businesses and has not been independently verified, and the accuracy of that information is not guaranteed.

OTHER DATA

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

PROSPECTUS SUMMARY

The following summary contains basic information about this exchange offer. It does not contain all of the information that is important to you. For a more complete understanding of this exchange offer, we encourage you to read the entire document and the documents incorporated by reference. When used herein, the terms “Actuant,” “we,” “us,” “our,” and the “Company” refer to Actuant Corporation and its subsidiaries. All references to “fiscal year 2007,” “fiscal year 2006,” “fiscal year 2005,” “fiscal year 2004” and “fiscal year 2003” refer to our fiscal years ended August 31, 2007, 2006, 2005, 2004 and 2003, respectively.

Actuant Corporation

Actuant Corporation, headquartered in Butler, Wisconsin, is a Wisconsin corporation incorporated in 1910. We are a manufacturer of a broad range of industrial products and systems. In fiscal 2000, we went through a spin off and spun off our electronics division. We are organized into four operating and reportable segments as follows: Industrial, Electrical, Actuation Systems and Engineered Products.

The Industrial segment is primarily involved in the design, manufacture, and distribution of branded hydraulic tools to the industrial, oil & gas, power generation, maintenance & repair, construction, and production automation markets. The Industrial segment also provides manpower services and tool rental to the global joint integrity market. The Electrical segment is primarily involved in the design, manufacture, and distribution of electrical tools and supplies to the retail, electrical wholesale, original equipment manufacturer (“OEM”), and marine markets. The Actuation Systems segment primarily focuses on developing and marketing highly engineered position and motion control systems for OEMs in the recreational vehicle, automotive, truck, and other industrial markets. The Engineered Products segment designs and manufactures various products for industrial markets.

Corporate Information

Our principal executive offices are located at 13000 West Silver Spring Drive, Butler, Wisconsin 53007, and our telephone number at that location is (414) 352-4160. We maintain a website located at www.actuant.com. The information on our website is not part of this prospectus.

The Exchange Offer

On June 12, 2007, we completed an offering of $250,000,000 aggregate principal amount of the original notes in a transaction exempt from the registration requirements of the Securities Act. The original notes are guaranteed on a senior unsecured basis by the subsidiary guarantors. The exchange notes will be our obligations and will be entitled to the benefits of the indenture relating to the original notes. The exchange notes will also be guaranteed on a senior unsecured basis by the subsidiary guarantors. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes:

•	have been registered under the Securities Act and, therefore, will contain no restrictive legends or transfer restrictions;

•	will bear a different CUSIP number from the original notes;

•	will not have registration rights; and

•	will not have the right to liquidated damages.

The following is a brief summary of the terms of the exchange offer. It may not contain all the information that is important to you. For a more complete description of the exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange our exchange notes, which have been registered under the Securities Act, for a like principal amount of our currently outstanding, unregistered original notes. $250 million aggregate principal amount of our original notes is outstanding. Original notes may only be exchanged in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange Offer.”

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2008, unless we decide to extend the expiration date.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires by following the withdrawal procedures that are described under “The Exchange Offer—Withdrawal of Tenders.”

Registration Rights Agreement	The exchange offer is intended to satisfy the registration rights under the registration rights agreement we and the subsidiary guarantors entered into with the initial purchasers of the original notes. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except under limited circumstances. Under the registration rights agreement, we are required to pay liquidated damages in the form of additional interest on the original notes in certain circumstances, including if the exchange offer registration statement is not declared effective by the SEC on or before 360 calendar days after issuance of the original notes or if the exchange offer is not consummated within 40 calendar days after effectiveness of the exchange offer registration statement. See “The Exchange Offer—Purpose of the Exchange Offer.”

Resale of Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to other parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you acquired the exchange notes in the ordinary course of your business;

•	you have not engaged in, and do not intend to engage in, the distribution of the exchange notes (within the meaning of the Securities Act);

•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must transmit a properly completed and signed letter of transmittal, together with all other documents required by the letter of transmittal, including any certificate or certificates representing your original notes to be exchanged, to the exchange agent at the address set forth on the cover page of the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on , 2008, the expiration date of the exchange offer. In the alternative, you can tender your original notes by following the procedures for book-entry transfer, as described in this prospectus, prior to the expiration of the exchange offer. For more information on accepting the exchange offer and tendering your original notes, see “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder of the original notes promptly and instruct the registered holder to tender your notes on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time and may not be able to be completed prior to the expiration date. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you cannot deliver your original notes, the letter of transmittal or any other required documentation, or if you cannot comply with The Depository Trust Company’s, or DTC’s, Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you may tender your original notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of the Original Notes and Delivery of the Exchange Notes	We will accept for exchange any and all original notes that you properly tender in the exchange offer prior to the expiration date of the exchange offer. We will issue and deliver the exchange notes promptly following the expiration date of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Material United States Federal Income Tax Consequences	We believe that the exchange of exchange notes for original notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes, but you should consult your tax adviser about the tax consequences of the exchange offer. See “Material United States Federal Income Tax Considerations.”

Consequences of Failure to Exchange	All untendered original notes will continue to be subject to the restrictions on transfer set forth in the original notes and in the indenture governing the notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or sold in a transaction exempt from, or not subject to, the registration requirements of federal and applicable state securities laws. As a result of the restrictions on transfer and the availability of exchange notes, any remaining original notes are likely to be much less liquid than before the exchange offer. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except in limited circumstances. See “The Exchange Offer—Consequences of Failure to Exchange.”

Exchange Agent	U.S. Bank National Association, the trustee under the indenture for the notes, will serve as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

The Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes.” The exchange notes will have terms substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to liquidated damages.

Issuer	Actuant Corporation

Notes Offered	$250,000,000 aggregate principal amount of Senior Notes due 2017.

Maturity Date	June 15, 2017.

Interest	Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes. Interest on the exchange notes will be payable at a rate of 6 7/8% per annum semiannually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 2008. No additional interest will be paid on original notes tendered and accepted for exchange.

Guarantees	Each of our existing and future domestic subsidiaries that guarantees obligations under our senior credit facility will jointly and severally guarantee the notes on a senior unsecured basis.

Ranking	The notes and the guarantees will be our and the guarantors’ senior unsecured obligations and:

•	will rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness;

•	will rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•	be effectively junior to our and the guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes.

As of February 29, 2008, Actuant Corporation and the guarantors had approximately $155.0 million of debt outstanding under our senior credit facility that was secured by the pledge of 65% of the equity of certain of our foreign subsidiaries and effectively ranked senior to the original notes to the extent of the value of the assets securing such debt. As of February 29, 2008, Our non-guarantor subsidiaries had approximately $0.1 million of indebtedness that ranked structurally senior to the notes.

Optional Redemption	On or after June 15, 2012, we may redeem some or all of the exchange notes at any time at the redemption prices described under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest. In addition, at any time prior to June 15, 2010, we may also redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest. We may also redeem the exchange notes, in whole or in part, at any time prior to June 15, 2012, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as specified under “Description of the Exchange Notes—Optional Redemption”, plus accrued and unpaid interest.

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	make restricted payments (including paying dividends on, redeeming or repurchasing our capital stock);

•	dispose of our assets;

•	make investments;

•	grant liens on our assets;

•	merge or consolidate or transfer certain of our assets; and

•	enter into transactions with our affiliates.

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount plus accrued and unpaid interest if any.

Absence of Public Market	The exchange notes are new securities for which there is currently no market. Although the initial purchasers in the private offering of the original notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes.

Risk Factors	You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included and incorporated by reference in this prospectus in deciding whether to participate in the exchange offer.

RISK FACTORS

Your decision whether or not to participate in the exchange offer and own original notes or exchange notes will involve some degree of risk. You should be aware of, and carefully consider, the following risk factors, along with all of the other information provided or referred to in this prospectus, before deciding whether or not to participate in the exchange offer.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. Other than in connection with the exchange offer, we do not plan to register the original notes under the Securities Act. If you hold any original notes after the exchange offer is completed, you may experience difficulties selling them because of these restrictions on transfer.

Because we anticipate that most holders of original notes will elect to participate in the exchange offer, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you did not tender your original notes you will not have any further registration rights, except in limited circumstances, and your original notes will continue to be subject to certain transfer restrictions.

You must comply with the exchange offer procedures in order to receive the exchange notes.

We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should carefully follow the instructions on how to tender your original notes set forth under “The Exchange Offer—Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of original notes.

Some holders who exchange their original notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to Our Business and Industry

Market demand for our products may suffer cyclical declines.

The level of market demand for our products depends on the general economic condition of the markets in which we compete. A substantial portion of our revenues is derived from customers in cyclical industries that typically are adversely affected by downward economic cycles, which may result in lower demand for products in the affected business segment. For example, we generate sales in the heavy-duty truck, RV, automotive and construction industries. As a result, deterioration in the conditions in any of these industries, as well as in any of the other industries in which we operate, could adversely affect our businesses. If consumer confidence declines considerably, consumer discretionary spending on RV and automobile purchases and remodeling and other construction projects could be negatively impacted, which would adversely impact our sales to customers in these markets.

Our indebtedness could harm our operating flexibility and competitive position.

We have incurred, and we may in the future incur, significant indebtedness in connection with acquisitions. Our strategy includes maintaining a leverage ratio in the range of two to three times net debt to EBITDA. We have, and will continue to have, a substantial amount of debt which will continue to require significant interest and principal payments. Our level of debt and the limitations imposed on us by our debt agreements could adversely affect our operating flexibility and put us at a competitive disadvantage. Our substantial debt level may adversely affect our future performance.

Our ability to make scheduled payments of principal of, to pay interest on, or to refinance our indebtedness, and to satisfy our other debt and lease obligations will depend upon our future operating performance, which will be affected by factors beyond our control. In addition, there can be no assurance that future borrowings or equity financings will be available to us on favorable terms or at all for the payment or refinancing of our indebtedness. If we are unable to service our indebtedness, our business, financial condition and results of operations will be materially adversely affected.

Our ability to service our debt obligations would be harmed if we fail to comply with the financial and other covenants in our debt agreements.

Our amended senior credit agreement and our other debt agreements contain a number of financial and other restrictive covenants. These covenants could adversely affect us by limiting our financial and operating flexibility as well as our ability to plan for and react to market conditions and to meet our capital needs. Our failure to comply with these covenants could result in events of default which, if not cured or waived, could result in our being required to repay indebtedness before its due date, and we may not have the financial resources or be able to arrange alternative financing to do so. Borrowings under our amended senior credit facility are secured by a pledge of stock of certain of our subsidiaries and guaranteed by certain other subsidiaries. If borrowings under our amended senior credit facility were declared or became due and payable immediately as the result of an event of default and we were unable to repay or refinance those borrowings, the lenders could foreclose on the pledged stock. Any event that requires us to repay any of our debt before it is due could require us to borrow additional amounts at unfavorable borrowing terms, cause a significant decrease in our liquidity, and impair our ability to pay amounts due on our indebtedness. Moreover, if we are required to repay any of our debt before it becomes due, we may be unable to borrow additional amounts or otherwise obtain the cash necessary to repay that debt, and any failure to pay that debt when due could seriously harm our business.

Our businesses operate in highly competitive markets, so we may be forced to cut prices or incur additional costs.

Our businesses generally face substantial competition in each of their respective markets. We may be forced to reduce prices, incur increased costs or lose market share in certain business units. We compete on the basis of product design, quality, availability, performance, customer service and price. Present or future competitors may have greater financial, technical or other resources which could put us at a disadvantage in the affected business or businesses.

Our international operations pose currency and other risks.

Our international operations present special risks, primarily from currency exchange rate fluctuations, exposure to local economic and political conditions, export and import restrictions, controls on repatriation of cash and exposure to local political conditions. In particular, our results of operations have been significantly affected by fluctuations in foreign currency exchange rates, especially the euro and British pound. To the extent that we expand our international presence, these risks from our international operations may increase.

Future acquisitions may create integration challenges.

Our business strategy includes growth through small, strategic acquisitions, although we may from time to time consider larger acquisitions. That strategy depends on the availability of suitable acquisition candidates at reasonable prices and our ability to quickly resolve challenges associated with integrating these acquired businesses into our existing business. These challenges include integration of product lines, sales forces and manufacturing facilities as well as decisions regarding divestitures, inventory write-offs and other charges. These challenges also pose risks with respect to employee turnover, disruption in product cycles and the loss of sales momentum. We cannot be certain that we will find suitable acquisition candidates or that we will consistently meet these challenges.

We may not be able to realize the anticipated benefits from acquired companies.

We may not be able to realize the anticipated benefits from acquired companies. Achieving those benefits depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the acquired business into our company. Factors that could affect our ability to achieve these benefits include:

•	Difficulties in integrating and managing personnel, financial reporting and other systems used by the acquired businesses into our company;

•	The failure of acquired businesses to perform in accordance with our expectations;

•	Any future goodwill impairment charges that we may incur with respect to the assets of acquired businesses;

•	Failure to achieve anticipated synergies between our business units and the business units of acquired businesses;

•	The loss of acquired business customers; and

•	The loss of any of the key managers of acquired businesses.

If acquired businesses do not operate as we anticipate, it could materially harm our business, financial condition and results of operations. In addition, acquired businesses may operate in niche markets in which we have little or no experience. Accordingly, we will be highly dependent upon existing managers and employees to manage those businesses, and the loss of any key managers or employees of the acquired business could have a material adverse effect on our business.

Environmental laws and regulations may result in additional costs.

We are subject to federal, state, local and foreign laws and regulations governing public and worker health and safety and the indoor and outdoor environment. Any violations of these laws by us could cause us to incur unanticipated liabilities that could harm our operating results. Pursuant to such laws, governmental authorities have required us to contribute to the cost of investigating or remediating, or to investigate or remediate, third party as well as currently or previously owned and operated sites. In addition, we provided environmental indemnities in connection with the sale of certain businesses and product lines. Liability as an owner or operator, or as an arranger for the treatment or disposal of hazardous substances, can be joint and several and can be imposed without regard to fault. There is a risk that our costs relating to these matters could be greater than what we currently expect or exceed our insurance coverage, or that additional remediation and compliance obligations could arise which require us to make material expenditures. In particular, more stringent environmental laws, unanticipated remediation requirements or the discovery of previously unknown conditions could materially harm our financial condition and operating results. We are also required to comply with various environmental laws and maintain permits, some of which are subject to discretionary renewal from time to time, for many of our businesses, and our business operations could be restructured if we are unable to renew existing permits or to obtain any additional permits that we may require.

Any loss of key personnel and the inability to attract and retain qualified employees could have a material adverse impact on our operations.

We are dependent on the continued services of key executives such as our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and executives in charge of our segments. We do not currently have employment agreements with most of these or other officers. The departure of key personnel without adequate replacement could severely disrupt our business operations. Additionally, we need qualified managers and skilled employees with technical and manufacturing industry experience to operate our businesses successfully. From time to time there may be shortages of skilled labor which may make it more difficult and expensive for us to attract and retain qualified employees. If we are unable to attract and retain qualified individuals or our costs to do so increase significantly, our operations would be materially adversely affected.

If our intellectual property protection is inadequate, others may be able to use our technologies and tradenames and thereby reduce our ability to compete, which could have a material adverse effect on us, our financial condition and results of operations.

We regard much of the technology underlying our services and products and the trademarks under which we market our products as proprietary. The steps we take to protect our proprietary technology may be inadequate to prevent misappropriation of our technology, or third parties may develop similar technology independently. We rely on a combination of patents, trademark, copyright and trade secret laws, employee and third-party non-disclosure agreements and other contracts to establish and protect our technology and other intellectual property rights. The agreements may be breached or terminated, and we may not have adequate remedies for any breach, and existing trade secrets, patent and copyright law afford us limited protection. Policing unauthorized use of our intellectual property is difficult. A third party could copy or otherwise obtain and use our products or technology without authorization.

Litigation may be necessary for us to defend against claims of infringement, to protect our intellectual property rights and could result in substantial cost to us, and diversion of our efforts. Further, we might not prevail in such litigation which could harm our business.

Our products could infringe on the intellectual property of others, which may cause us to engage in costly litigation and, if we are not successful, could cause us to pay substantial damages and prohibit us from selling our products.

Third parties may assert infringement or other intellectual property claims against us based on their patents or other intellectual property claims, and we may have to pay substantial damages, possibly including treble damages, if it is ultimately determined that they do. We may have to obtain a license to sell our products if it is determined that our products infringe upon another person’s intellectual property. We might be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if infringement claims against us are without merit, defending these types of lawsuits takes significant time, may be expensive and may divert management attention from other business concerns.

Large or rapid increases in the costs of raw materials or substantial decreases in their availability could adversely affect our operations.

The primary raw materials that we use include steel, plastic resin, copper, brass, steel wire and rubber. Most of our suppliers are not currently parties to long-term contracts with us. Consequently, we are vulnerable to fluctuations in prices of such raw materials. Market prices for certain materials such as steel, plastic resin and copper have been rising, which could have a negative effect on our operating results and ability to manufacture our respective products on a timely basis. From time to time we have entered into derivative contracts to hedge our exposure to commodity risk, none of which derivative contracts have been material. Factors such as supply and demand, freight costs and transportation availability, inventory levels, the level of imports and general economic conditions may affect the prices of raw materials that we need. If we experience any significant increases in raw material prices, or if we are unable to pass along any increases in raw material prices to our customers, then our results of operations could be adversely affected.

Geopolitical unrest and terrorist activities may cause the economic conditions in the U.S. or abroad to deteriorate, which could harm our business.

Terrorist attacks against targets in the U.S. or abroad, rumors or threats of war, other geopolitical activity or trade disruptions may impact our operations or cause general economic conditions in the U.S. and abroad to deteriorate. A prolonged economic slowdown or recession in the U.S. or in other areas of the world could reduce the demand for our products and, therefore, negatively affect our future sales. Any of these events could have a significant impact on our business, financial condition or results of operations.

Our ability to continue to source low cost products from regions such as China may decline.

An increasing portion of our products are sourced from low cost regions. Changes in export laws, taxes and disruptions in transportation routes could adversely impact our results of operations.

Risks Related to the Notes

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

We have a substantial amount of debt, which requires significant interest and principal payments. Including the original notes, as of February 29, 2008, we had $582.3 million of total debt outstanding. Subject to the limits contained in the indenture governing the notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

We may be unable to service our indebtedness, including the notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs. If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.

The assets of our subsidiaries that are not guarantors will be subject to prior claims by creditors of those subsidiaries.

You will not have a claim as a creditor against our subsidiaries that are not guarantors of the notes. Our existing and future foreign and certain domestic subsidiaries will not guarantee the notes. Therefore, the assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries, whether secured or unsecured. Unrestricted subsidiaries under the Indenture are also not subject to the covenants in the Indenture. The Indenture will permit our restricted subsidiaries that are not guarantors of the notes to incur significant debt. See “Description of the Exchange Notes—Certain Covenants—Limitation on Incurrence of Debt.” The non-guarantor subsidiaries generated approximately 51% and 60%, respectively, of our EBITDA for the year ended August 31, 2007 and the six months ended February 29, 2008. As of February 29, 2008, our non-guarantor subsidiaries had approximately $0.1 million of indebtedness that ranked structurally senior to the original notes.

The notes will be structurally subordinated to the obligations of our foreign subsidiaries, and to the obligations of our domestic subsidiaries that do not guarantee the notes.

None of our existing or future foreign subsidiaries will guarantee the notes. The notes will be structurally subordinated to the obligations of our foreign subsidiaries, and to the obligations of our domestic subsidiaries that do not guarantee the notes. As of February 29, 2008, our non-guarantor subsidiaries had approximately $0.1 million of indebtedness outstanding. Our non-guarantor subsidiaries may, in the future, incur substantial additional liabilities, including indebtedness. Furthermore, we may, under certain circumstances described in the indenture, designate subsidiaries as unrestricted subsidiaries. Any domestic subsidiary that is designated as unrestricted will not guarantee the notes.

We rely on our subsidiaries for our operating funds, and our subsidiaries have no obligation to supply us with any funds.

We conduct our operations through subsidiaries and are dependent upon our subsidiaries for the funds we need to operate. We will be dependent on the transfer of funds from our subsidiaries to make the payments due under the notes. Each of our subsidiaries is a distinct legal entity and has no obligation, contingent or otherwise, to transfer funds to us. Our ability to pay the notes, and the ability of the our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

The indenture governing the notes and our amended senior credit facility impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities.

Our amended senior credit facility and the indenture governing the notes impose significant operating and financial restrictions on us. These restrictions will limit our ability, among other things, to:

•	incur additional indebtedness or enter into sale and leaseback obligations;

•	pay certain dividends or make certain distributions on our capital stock or repurchase our capital stock;

•	make certain capital expenditures;

•	make certain investments or other restricted payments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other payments to us;

•	engage in transactions with stockholders or affiliates;

•	sell certain assets or merge with or into other companies;

•	guarantee indebtedness; and

•	create liens.

As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flow would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

The notes and the subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void them.

Under the fraudulent conveyance statutes, if a court were to find that, at the time the notes were issued:

•	we issued the notes with the intent to hinder, delay or defraud any present or future creditor, or

•	contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	we did not receive fair consideration or reasonably equivalent value for issuing the notes and, at the time we issued the notes, we:

•	were insolvent or became insolvent as a result of issuing the notes;

•	were engaged or about to engage in a business or transaction for which our remaining assets constituted unreasonably small capital; or

•

intended to incur, or believed that we would incur, debts beyond our ability to pay those debts as they matured (as all of the foregoing terms are defined or interpreted under the relevant fraudulent transfer or conveyance statutes);

the court could void or subordinate the obligations evidenced by the notes.

On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness incurred in the offering of the original notes, the application of the proceeds therefrom and this exchange offer, we are not insolvent, we are neither engaged nor about to engage in a business or transaction for which our remaining assets constitute unreasonably small capital, and we do not intend to incur, or believe that we will incur, obligations beyond our ability to pay as those obligations mature. We cannot predict what standard a court would apply in making such determinations or whether that court would agree with our conclusions in this regard.

The amount that can be collected under the guarantees will be limited.

Each of the guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, voidable. See “Risk Factors—The notes and the subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances and a court may try to subordinate or void them.” In general, the maximum amount that can be guaranteed by a particular guarantor may be less, including significantly less, than the principal amount of the notes.

We may not be able to finance a change of control offer required by the Indenture.

Upon a change of control, as defined under the indenture governing the notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the Indenture. Such an event of default may cause the acceleration of our other debt. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the Indenture.

The lenders under our amended senior credit facility will have the discretion to release the guarantors under the instruments governing that indebtedness in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

While any obligations under our amended senior credit facility remain outstanding, any guarantee of the notes may be released without action by, or consent of, any holders of the notes or the trustee under the indenture governing the notes, at the discretion of lenders under our amended senior credit facility, if the related guarantor is no longer a guarantor of obligations under that indebtedness or any other indebtedness. See “Description of the Exchange Notes.” The lenders under our amended senior credit facility will have the discretion to release the guarantees under the amended senior credit facility in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

There may be no public market for the exchange notes and restrictions on transfer may significantly impair the liquidity of the notes.

The exchange notes are a new issue of securities, and there is currently no public market for the exchange notes. If a market for the exchange notes does develop, we also cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the notes. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance, prospects and financial condition or the operating performance, prospects and financial condition of companies in our industry generally;

•	the interest of securities dealers in making a market for the notes;

•	prevailing interest rates; and

•	the market for similar securities.

We do not intend to apply for listing of the exchange notes on any securities exchange or inclusion of the exchange notes on any automated quotation system. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the exchange notes develops, it is possible that the market for the exchange notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the exchange notes, regardless of our prospects and financial performance.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the original notes in like principal amount. The original notes surrendered and exchanged for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness.

The net proceeds of the offering of the original notes were $245.5 million, after deducting discounts and commissions received by the initial purchasers and payment of related transaction expenses. We used all of the net proceeds of the offering of the original notes to reduce a corresponding amount of borrowings under our senior credit facility.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollars in thousands):

	Fiscal Year Ended August 31,					Six Months Ended
	2003	2004	2005	2006	2007	February 28, 2007	February 29, 2008
Ratio of Earning to Fixed Charges	3.0	3.7	6.8	5.5	5.3	4.9	4.8

For purposes of calculating our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and extraordinary items, adjusted for the portion of fixed charges deducted from the earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuances costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ACTUANT CORPORATION

The following table sets forth certain of our summary financial data. The data as and for the fiscal years ended August 31, 2007, 2006 and 2005 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The data as of and for the fiscal years ended August 31, 2004 and 2003 have been derived from our audited consolidated financial statements, which are not incorporated by reference. The data as of and for the six months ended February 29, 2008 and February 28, 2007 has been derived from our unaudited financial statements. The data should be read in conjunction with the financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual report on Form 10-K for the year ended August 31, 2007 and our quarterly reports on Form 10-Q. The results of all businesses acquired or divested during the time periods presented are included in the table from their respective acquisition dates or up to their respective divestiture dates, which impacts the comparability of the data presented in the table. All amounts presented in the table are in thousands.

	Year Ended August 31,					Six Months Ended
	2003	2004	2005	2006	2007	February 28, 2007	February 29, 2008
Operating Data:						(Unaudited)
Net sales	$585,393	$726,851	$976,066	$1,201,158	$1,458,748	$684,003	$814,772
Cost of products sold	395,409	495,609	659,591	796,653	974,654	460,713	540,099

Gross profit	189,984	231,242	316,475	404,505	484,094	223,290	274,673
Selling, administrative and engineering expenses	114,928	138,682	188,764	237,868	282,326	134,064	163,976
Restructuring charge	—	—	—	4,910	5,395	3,885	10,472
Amortization of intangible assets	2,271	2,221	5,220	7,662	10,900	4,913	6,718

Operating profit	72,785	90,339	122,491	154,065	185,473	80,428	93,507
Financing costs, net	21,430	13,559	16,927	26,146	33,001	15,109	18,331
Charge for early extinguishment of debt	1,974	36,735	—	—	—	—	—
Litigation charge associated with divested business	6,502	—	—	—	—	—	—
Other (income) expense, net	(2,238)	1,220	(144)	2,070	782	972	(1,780)

Earnings from continuing operations before income tax expense and minority interest	45,117	38,825	105,708	125,849	151,690	64,347	76,956
Income tax expense	15,924	14,676	35,012	33,386	46,781	20,334	27,302
Minority interest, net of taxes	227	259	(555)	(125)	(43)	(8)	(12)

Earnings from continuing operations	28,966	23,890	71,251	92,588	104,952	44,021	49,666
Discontinued operations, net of income taxes	—	10,933	—	—	—	—	—
Cumulative effect of change in accounting	—	—	—	—	—	—	—

Net earnings	$28,966	$34,823	$71,251	$92,588	$104,952	$44,021	$49,666

Diluted earnings per share from continuing operations	$0.59	$0.47	$1.21	$1.50	$1.69	$0.71	$0.79

Balance Sheet Data:
Cash and cash equivalents	$4,593	$6,033	$10,356	$25,659	$86,680	$24,851	$94,912
Total current assets	172,762	202,314	299,313	390,925	505,280	454,330	578,115
Property, plant, and equipment, net	59,197	47,972	83,879	94,544	122,817	112,220	126,133
Total assets	358,677	424,136	996,335	1,213,375	1,500,776	1,389,248	1,618,030
Senior debt	59,839	42,931	292,797	330,252	411,657	444,567	432,341
Total debt (including convertible senior subordinated debentures)	168,610	192,931	442,797	480,252	561,657	594,567	582,341
Total shareholders’ equity (deficit)	(11,626)	31,777	244,833	362,965	499,921	418,131	562,368

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and total capitalization as of February 29, 2008. The completion of the exchange offer will not change the amount of debt outstanding or otherwise affect capitalization. You should read this table in conjunction with our consolidated financial statements and the related notes that are incorporated by reference into this prospectus. All amounts presented in the table are in thousands.

As of February 29, 2008
(unaudited)
Cash and cash equivalents	$ 94,912

Total debt (including current portion):
Senior credit facility
Revolving credit facility	—
Term loan	155,000
Commercial paper	—
Other senior debt	28,253
Senior notes offered hereby	249,088

Total senior debt	432,341
Convertible senior subordinated debentures, due 2023	150,000

Total debt	582,341
Total shareholders’ equity	562,368

Total capitalization	$1,144,709

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We sold the original notes to Banc of America Securities LLC, Wachovia Capital Markets, LLC, BMO Capital Markets Corp. and RBC Capital Markets Corporation, the initial purchasers, on June 12, 2007 in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers resold the original notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred unless registered under the Securities Act and any other applicable securities law or unless applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and any such other securities laws are available.

In connection with the sale of the original notes, we and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the original notes. The registration rights agreement requires us to register the exchange notes under the Securities Act and to offer to exchange the exchange notes for the original notes. We are effecting the exchange offer to comply with the registration rights agreement. Under the registration rights agreement, we and the subsidiary guarantors are obligated:

•

to use our commercially reasonable efforts to file with the SEC a registration statement for the exchange offer and the exchange notes within 270 calendar days after the date of issuance of the original notes;

•

to use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than the 360th calendar day after the date of issuance of the original notes;

•

to keep the exchange offer open for at least 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes; and

•	to use our commercially reasonable efforts to consummate the exchange offer within 40 calendar days after the effectiveness of the exchange offer registration statement.

Shelf Registration

In the registration rights agreement, we agreed to file a shelf registration statement if:

•	we are not permitted to effect the exchange offer as contemplated by this prospectus because of any change in law or applicable interpretations of the law by the staff of the SEC;

•	the exchange offer is not consummated within 400 calendar days after the date of issuance of the original notes;

•

a holder of original notes is prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not available for resales by such holder; or

•	a holder is a broker-dealer and holds original notes acquired directly from the Company or one of its affiliates.

In any such event, we will file with the SEC promptly a shelf registration statement to cover resales of transfer restricted securities by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.

If a shelf registration statement is required, we will use our commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of two years from the date of its effectiveness or such shorter period that will terminate when all notes covered by it have been sold or disposed of pursuant to the shelf registration statement.

Additional Interest

If a registration default, as defined below, occurs with respect to original notes, we will be required to pay additional interest to each holder of such notes. The rate of additional interest will be 0.25% per annum on the principal amount of the original notes for the first 90-day period immediately following the occurrence of the registration default, increasing by an additional 0.25% per annum, with respect to each subsequent 90-day period, up to a maximum amount of additional interest of 1.00% per annum on the principal amount of the original notes, until the earlier of (1) the date on which all registration defaults have been cured or (2) the date on which all the notes otherwise become freely transferable by holders other than our affiliates without further registration under the Securities Act.

A “registration default” will occur if:

•	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for that filing;

•	any such registration statement is not declared effective by the SEC on or prior to the date specified for its effectiveness;

•	we fail to complete the exchange offer on or prior to the date specified for completion; or

•

any of the registration statements is declared effective but thereafter ceases to be effective or usable in connection with resales covered thereby during the periods specified in the registration rights agreement (subject to certain exceptions).

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of original notes. You may tender some or all of your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As of the date of this prospectus, $250,000,000 aggregate principal amount of the original notes sold on June 12, 2007 are outstanding.

The terms of the exchange notes to be issued are substantially identical in all material respects to the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. In addition, the exchange notes will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to additional interest. The exchange notes will be issued under, and be entitled to the benefits of, the indenture, dated as of June 12, 2007 (the “Indenture”), among Actuant Corporation, the subsidiary guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the issuance of the original notes, we arranged for the original notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

There will be no fixed record date for determining the eligible holders of the original notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered original notes when and if we have given oral (confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purpose of receiving exchange notes from us and delivering them to such holders. The exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered for exchange.

You do not have any appraisal or dissenters’ rights under law or the Indenture for the notes in connection with the exchange offer.

If we successfully complete the exchange offer, any original notes that holders do not tender or that we do not accept in the exchange offer will remain outstanding and will continue to be subject to restrictions on transfer. The original notes will continue to accrue interest but, in general, the holders of original notes after the exchange offer will not have further rights under the registration rights agreement, and we will not have any further obligation to register the original notes under the Securities Act. In that case, holders wishing to transfer original notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendment; Termination

The “expiration date” is 5:00 p.m., New York City time, on             , 2008, unless we, in our sole discretion, extend the exchange offer, in which case the “expiration date” shall mean the latest date and time to which the exchange offer is extended. In the case of any extension, we will notify the exchange agent orally (confirmed in writing) or in writing of any extension. We will also notify the registered holders of original notes by public announcement via press release to a financial news service of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any original note;

•	extend the exchange offer;

•	waive any condition of the exchange offer;

•	if any of the conditions described below under “—Conditions to the Exchange Offer” have occurred, to terminate the exchange offer; and

•	amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of original notes. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of original notes of such amendment in a reasonable manner. In addition, if we make a material change to the exchange offer within five business days of the scheduled expiration date, we will extend the exchange offer period to ensure that there are at least five business days between the date we provide notice of such material change and the expiration date of the offer. We will only delay acceptance of a validly tendered original note if an extension of the exchange offer is announced.

Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes. Interest on the exchange notes will be payable at a rate of 6 7/8% per annum semi-annually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 2008. We will make each interest payment to the holders of record of the exchange notes on the immediately preceding June 1 and December 1.

Resale of Exchange Notes

Based on an interpretation by the staff of the SEC set forth in several no-action letters issued to other parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for resale, resold and otherwise transferred by their holders without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	any exchange notes received by you are acquired in the ordinary course of your business;

•

you are not engaged in, do not intend to engage in or have any arrangement or understanding with any person to participate in, the distribution of the exchange notes within the meaning of the Securities Act;

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any “affiliate” of ours to distribute the exchange notes; and

•

if you are a broker-dealer, you will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making or other trading activities (but not directly from us or one of our affiliates) and that you will deliver a prospectus in connection with any resale of such exchange notes.

If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Procedures for Tendering

The term “holder” with respect to the exchange offer means any person in whose name original notes are registered on our registrar’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original notes are held of record by DTC who desires to deliver such original notes by book-entry transfer at DTC.

Except in limited circumstances, only a holder may tender its original notes in the exchange offer. To tender original notes in the exchange offer:

•

the exchange agent must receive, before expiration of the exchange offer, a properly completed and duly executed letter of transmittal, or facsimile of the letter of transmittal, together with any required signature guarantees and with the certificate or certificates representing the original notes being tendered and any other required documents;

•	the exchange agent must receive, before expiration of the exchange offer, a confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC according to DTC’s standard operating procedures for electronic tenders described below under “—Book-Entry Transfer” and a properly transmitted agent’s message in lieu of a letter of transmittal as described below under “—Book-Entry Transfer”; or

•	the holder must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures.”

The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the original notes held by a holder are tendered, the tendering holder should fill in the amount of original notes being tendered in the specified box in the letter of transmittal. The entire amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of original notes, the letter of transmittal and all other required documents, including through DTC’s Automated Tender Offer Program system as described below under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or original notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC will not constitute delivery to the exchange agent.

If you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either:

•	make appropriate arrangements to register ownership of the original notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal as described below in “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible institution unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, the original notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the original notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the original notes. If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered original notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all original notes not validly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time before the expiration time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes nor shall we or any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such original notes unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, if any of the conditions described below under “—Conditions to the Exchange Offer” have occurred, the termination date and (b) to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. The exchange for tendered original notes will only be made after a timely confirmation of a book-entry transfer of the original notes into the exchange agent’s account, and timely receipt by the exchange agent of an “agent’s message.”

The term “agent’s message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations and warranties contained in the appropriate letter of transmittal and described above are true and correct.

In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC to, and received by, the exchange agent, which states that DTC has received an express acknowledgement from the participant in DTC tendering original notes that such participant has received and agrees to be bound by the terms of the notice of guaranteed delivery.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (a) whose original notes are not immediately available, (b) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent before expiration of the exchange offer or (c) who cannot complete DTC’s standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their original notes if:

•	the tender is made through an eligible institution;

•

before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery or an agent’s message in lieu of notice of guaranteed delivery:

•	setting forth the name and address of the holder and the certificate number or numbers of the original notes tendered (if applicable) and the principal amount of original notes tendered;

•	stating that the tender offer is being made by guaranteed delivery;

•

guaranteeing that, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the letter of transmittal, or facsimile of the letter of transmittal (or a properly transmitted agent’s message), together with certificates for the original notes tendered in proper form for transfer (or a book-entry confirmation with an agent’s message), and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal (or an agent’s message), as well as certificates for all tendered original notes in proper form for transfer (or a book-entry confirmation), and all other documents required by the letter of transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on             , 2008, the expiration date of the exchange offer.

For a withdrawal to be effective:

•	the exchange agent must receive a timely written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “—Exchange Agent”; or

•	for DTC participants, holders must comply with DTC’s standard operating procedures for electronic tenders and the exchange agent must receive a timely electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the original notes to be withdrawn;

•

identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes to be withdrawn, or, in the case of original notes transferred by book-entry transfer, as indicated below;

•	be signed by the person who tendered the original notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the original notes are to be re-registered, if different from that of the withdrawing holder.

If original notes have been tendered pursuant to the procedures for book-entry transfer described above, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC for withdrawals.

We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any original notes properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are validly re-tendered. Any original notes which have been tendered and which are properly withdrawn will be returned to the holder without cost to such holder (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, the original notes will be credited to an account maintained with DTC for the original notes) promptly after withdrawal. Properly withdrawn original notes may be re-tendered by following the procedures described above under “—Procedures for Tendering” at any time prior to the expiration of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any original notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the original notes, if

•	the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the staff of the SEC,

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer, or

•	the holders do not tender the original notes in accordance with the exchange offer.

These conditions are for the sole benefit of us and the subsidiary guarantors and may be asserted or waived by us in whole or in part at any time and from time to time in our sole discretion prior to expiration of the exchange offer. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights and each of such rights shall be deemed an ongoing right which may be asserted by us at any time and from time to time.

Consequences of Failure to Exchange

If you do not tender your original notes to be exchanged in the exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they:

•

may be resold only if (a) registered pursuant to the Securities Act and other applicable securities laws, (b) an exemption from registration is available or (c) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

As a result of the restrictions on transfer and the availability of the exchange notes, the original notes are likely to be much less liquid than before the exchange offer. Consequently, holders of original notes who do not participate in the exchange offer could experience significant diminution in value of their original notes, compared to the value of the exchange notes. Following the consummation of the exchange offer, in general, holders of original notes will have no further registration rights under the registration rights agreement.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes on the date of exchange. The carrying value is face value. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the original notes will be amortized over the term of the exchange notes. See “—Fees and Expenses.”

Regulatory Approvals

Other than pursuant to the federal securities laws, we do not believe that there are any federal or state regulatory requirements that we must comply with, or any approvals that we must obtain, in connection with the exchange offer.

Exchange Agent

U.S. Bank National Association, the Trustee under the Indenture for the notes, will be appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:
(651) 495-8158 Confirm by Telephone: (800) 934-6802	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance Dept.

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, our officers and regular employees and those of our affiliates may make additional solicitations by facsimile, telephone, other electronic means or in person.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders for exchange.

We will pay the expenses incurred in connection with the exchange offer. The expenses include, among others:

•	SEC registration filing fee;

•	fees and expenses of compliance with federal securities and state blue sky or securities laws;

•	expenses of messengers, delivery services and telephones;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees; and

•	printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of original notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

•

certificates representing exchange notes, or original notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

If satisfactory evidence of payment of these taxes or an exemption therefrom is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed to that tendering holder.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the original notes, and we will issue the exchange notes, as a single series of securities under the Indenture. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends or transfer restrictions, will bear a different CUSIP number from the original notes, will not have registration rights and will not have the right to liquidated damages. The original notes and the exchange notes are referred to collectively as the “notes.” The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the Indenture, but does not purport to be complete and is qualified by reference to the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. The Indenture has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2007 and is available as described under “Where You Can Find More Information.” In this section, references to the “Company,” “we,” “us,” “our” or similar terms shall mean Actuant Corporation and its successors, but not to any of its subsidiaries. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

General

On June 12, 2007, the Company issued $250.0 million in aggregate principal amount of original notes. The Company may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the covenant “Limitation on Incurrence of Debt.” The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The notes will mature on June 15, 2017. Interest will be payable at 6 7/8% per annum. Interest on the notes will be payable semi-annually in cash in arrears on June 15 and December 15, commencing on December 15, 2007. The Company will make each interest payment to the holders of record of the notes on the immediately preceding June 1 and December 1. Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the original notes surrendered in exchange for the exchange notes or, if no interest has been paid, from and including the Issue Date with respect to the original notes. No additional interest will be paid on original notes tendered and accepted for exchange.

The principal of, premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which initially will be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees by Certain Domestic Subsidiaries

The notes will be guaranteed, on a full, joint and several basis, by the Guarantors (the “Note Guarantees”). On the Issue Date, the Guarantors will include each of our Domestic Subsidiaries that guarantees obligations under our Credit Agreement. The Note Guarantees will be senior unsecured obligations of each Guarantor and will rank equal with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Note Guarantees will be effectively subordinated to any secured debt of such Guarantor to the extent of the assets securing such Debt.

The Indenture provides that the obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our current Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including Holders of the notes. Our subsidiaries’ ability to make advances or loans to us or to pay dividends or make other distributions to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The Indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. In addition, our Foreign Subsidiaries will not guarantee the notes. See “Risk Factors—The assets of our subsidiaries that are not guarantors will be subject to prior claims by creditors of those subsidiaries.”

The Indenture provides that in the event of (a) a sale or other transfer or disposition of all of the Capital Stock of any Guarantor to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in compliance with the terms of the Indenture, (b) in the event all or substantially all the assets or Capital Stock of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person in compliance with the terms of the Indenture or (c) the release or discharge of such Guarantor from its guarantee of Debt under the Credit Agreement (including by reason of the termination of the Credit Agreement) or the guarantee that resulted in the obligation of such Guarantor to guarantee the notes, except a discharge or release by or as a result of payment under such guarantee, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee, as may be (but shall not be required to be) evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder; provided that, in the case of an event described in clauses (a) or (b) above, the Net Cash Proceeds of such sale or other disposition are applied in accordance with the “Limitation on Asset Sales” covenant.

Ranking

Ranking of the Notes

The notes will be unsecured senior obligations of the Company. As a result, the notes:

•	will rank pari passu in right of payment with all existing and future debt of the Company that is not expressly subordinated to the notes;

•	will be effectively subordinated to any existing and future secured debt of the Company to the extent of the value of the collateral securing that debt;

•	will be effectively subordinated to the debt (including trade payables) of the non-Guarantor Subsidiaries; and

•	will rank senior in right of payment to any future subordinated debt of the Company.

Ranking of the Note Guarantees

Each Note Guarantee is an unsecured senior obligation of the Guarantor executing such Note Guarantee. As such, each Note Guarantee:

•	will rank pari passu in right of payment with all existing and future debt of that Guarantor that is not expressly subordinated to the Guarantee by that Guarantor;

•	will be effectively subordinated to any existing and future secured debt of that Guarantor to the extent of the value of the collateral securing that debt; and

•	will rank senior in right of payment to any future subordinated debt of that Guarantor.

As of February 29, 2008, Actuant Corporation and the Guarantors had approximately $155.0 million aggregate principal amount of debt outstanding under our senior credit facility which was secured by the pledge of 65% of the equity securities of certain of our foreign subsidiaries and effectively ranked senior to the notes and the Note Guarantees to the extent of the value of the assets securing such debt, and $150.0 million aggregate principal amount of subordinated debt outstanding. In addition, we had $250.0 million of availability under the Credit Agreement, all of which has been secured by the pledge of 65% of the equity securities of certain of our foreign subsidiaries. Our non-Guarantor Subsidiaries had approximately $0.1 million of debt that ranked structurally senior to the notes. See “Risk Factors—The assets of our subsidiaries that are not guarantors will be subject to prior claims by creditors of those subsidiaries.” The Indenture permits us and the Guarantors to incur additional debt, a portion of which may be secured debt. See “—Certain Covenants—Limitation on Incurrence of Debt.”

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the notes.

Optional Redemption

Except as set forth below, the notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after June 15, 2012, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning June 15 of the years indicated:

Year	Redemption Price
2012	103.438%
2013	102.292%
2014	101.146%
2015 and thereafter	100.000%

In addition to the optional redemption of the notes in accordance with the provisions of the preceding paragraph prior to June 15, 2010, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding notes at a redemption price equal to 106.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of notes originally issued on the Issue Date remains outstanding immediately after the occurrence of any such redemption (excluding notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

At any time prior to June 15, 2012, notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date.

“Applicable Premium” means, at any Redemption Date, the greater of (i) 1.0% of the principal amount of such note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such note on June 15, 2012 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such note through such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such note on such Redemption Date; and, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2012; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

If less than all of the notes are to be redeemed, the Trustee will select the notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate.

No notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 days before the redemption date to each Holder of notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase all of the outstanding notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding notes at the Purchase Price and (ii) all notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Company to make an Offer to Purchase the notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding notes. See “—Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of any applicable securities laws or regulations in connection with any repurchase of the notes as described above.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The Company’s ability to pay cash to the Holders of notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Company’s other debt agreements, the Company’s ability to pay cash to the Holders of notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors—Risks Relating to the Notes—We may not be able to finance a change of control offer required by the indenture.”

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), the Company and the Restricted Subsidiaries will not be subjected to the following covenants (collectively, the “Terminated Covenants”):

(1) “—Limitation on Restricted Payments”;

(2) “—Limitation on Incurrence of Debt”;

(3) clauses (iii) and (iv) of the first paragraph of “—Consolidation, Merger, Conveyance, Transfer or Lease”;

(4) “— Limitation on Asset Sales”;

(5) “—Limitation on Transactions with Affiliates”; and

(6) “—Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.”

In the event that a Termination Event occurs, the Company and the Restricted Subsidiaries will no longer be subject to the Terminated Covenants under the Indenture, regardless of whether and on any subsequent date one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below as Investment Grade Rating.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, the Company and the Guarantors may Incur Debt so long as, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (other than any Debt Incurred under the revolving portion of a credit agreement), had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.00:1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For the purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt; provided, however, that Debt outstanding on the Issue Date under the Credit Agreement shall always be deemed Incurred under clause (i) of the definition of Permitted Debt.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Stock in the forms of additional shares of Capital Stock with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Stock for purposes of this covenant.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on March 1, 2007 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the net proceeds received by the Company (including the Fair Market Value of property other than cash) subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of Debt or Redeemable Capital Stock of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Stock (other than Capital Stock or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments made subsequent to the Issue Date (other than Permitted Investments), in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with the Indenture, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv), (v) or (viii), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Stock in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii) the repurchase, redemption, retirement or other acquisition for value of any Qualified Capital Stock of the Company by conversion into, or by or in exchange for, Qualified Capital Stock, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Stock of the Company; or the making of any Restricted Payment out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are used for such repurchase, redemption, retirement or other acquisition for value shall be excluded from clause (c)(2) of the preceding paragraph;

(iii) the redemption, defeasance, repurchase, retirement or other acquisition for value of any Debt of the Company that is subordinate in right of payment to the notes out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company Incurred in accordance with the Indenture or (y) Qualified Capital Stock of the Company; provided that the amount of any such net cash proceeds that are used for such redemption, defeasance, repurchase, retirement or other acquisition for value shall be excluded from clause (c)(2) of the preceding paragraph;

(iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of any class of its Capital Stock on a pro rata basis; provided that the Company and its Restricted Subsidiaries own at least a majority of the outstanding shares of such class of Capital Stock;

(v) the repurchase, redemption, retirement or other acquisition for value of Capital Stock in the Company held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Stock were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $10.0 million;

(vi) the repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vii) the declaration and payment of dividends to holders of the Company’s Common Stock; provided that the aggregate amount of such dividends paid does not exceed $20.0 million in any fiscal year of the Company; and

(viii) other Restricted Payments in an aggregate amount not to exceed 5% of Total Assets.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments.”

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be in an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without securing the notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the

Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h) any encumbrance or restriction under the Indenture, the notes and the Note Guarantees;

(i) any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(j) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(l) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

(m) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof; and

(n) customary provisions contained in debt instruments of non-Domestic Subsidiaries that are entered into for the purpose of funding working capital requirements.

Nothing contained in this “Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Indenture.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion; and

(c) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 540 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1) to permanently repay or prepay Debt outstanding under the Credit Agreement and, if the Debt repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business;

(3) to make capital expenditures or to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(4) any combination of the foregoing.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within thirty days thereof, the Company will make an Offer to Purchase to all Holders of notes and Additional Notes equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and Additional Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the notes and such Additional Notes to be purchased on a pro rata basis. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of any applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an “Affiliate Transaction”), unless:

(i) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction between unaffiliated parties; and

(ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $10.0 million the Company delivers to the Trustee an Officers’ Certificate stating that such business, transaction or series of related transactions complies with clause (i) above.

In the case of an Affiliate Transaction involving an amount or having a value in excess of $30.0 million, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above.

The foregoing limitations do not limit, and shall not apply to:

(1) Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on Restricted Payments” and Permitted Investments permitted under the Indenture,

(2) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors,

(3) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith,

(4) transactions between or among the Company and/or its Restricted Subsidiaries,

(5) the issuance of Qualified Capital Stock of the Company otherwise permitted hereunder, and

(6) transactions with respect to which the Company has obtained a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as determined by a board resolution of the Board of Directors of the Company or by an Officers’ Certificate,

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction and the use of proceeds therefrom, the Company and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein, and

(iii) at or after such time the Company and such Restricted Subsidiary also comply with the “Limitation on Asset Sales” covenant contained herein.

Provision of Financial Information

Whether or not required by the rules and regulations of the Securities and Exchange Commission (the “Commission”), so long as any notes are outstanding, the Company will, subject to the second succeeding paragraph, file with the Commission, within the time periods specified in the Commission’s rules and regulations.

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the Commission within the time periods specified above unless the Commission will not accept such filings. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

In addition, the Company and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraphs, they will furnish to the Holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the Issue Date, each of our Domestic Subsidiaries that guarantees obligations under our Credit Agreement will guarantee the notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, if any Domestic Subsidiary that is not a Guarantor guarantees any Debt of the Company under any Credit Facility in excess of $25.0 million, such Domestic Subsidiary (i) shall become a Guarantor and execute a supplemental indenture and (ii) shall deliver an opinion of counsel reasonably satisfactory to the Trustee within 10 business days of the date on which it was acquired or created.

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under the “Limitation on Incurrence of Debt” covenant; and provided further that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the notes and the performance of the covenants and obligations of the Company under the Indenture;

(ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “Limitation on Incurrence of Debt” covenant; and

(iv) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The preceding clause (iii) will not prohibit a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company so long as the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary shall for any reason cease to be, or it shall be asserted by such Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(4) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) or (3) above), and continuance of such default or breach for a period of 60 days, or in the case of any failure to comply with the covenant “—Provision of Financial

Information,” 180 days, in each case, after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

(5) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the notes) by the Company or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto, and such Debt, in either case, is not discharged or such acceleration shall not have been rescinded or annulled, within 30 days after notice thereof shall have been given, by registered mail, to the Company by either the Trustee, or to the Company and the Trustee by the Holders of at least 25% of the outstanding principal amount of the notes;

(6) the entry against the Company or any Significant Subsidiary of a final judgment or final judgments for the payment of money (except to the extent such judgment is covered by insurance and the Company’s insurer has not denied coverage) in an aggregate amount in excess of $25.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(7) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding notes may declare the principal of the notes and any accrued interest on the notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the notes, have been cured or waived as provided in the Indenture

In the event of a declaration of acceleration of the notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the notes.

If an Event of Default specified in clause (7) above occurs with respect to the Company, the principal of and any accrued interest on the notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interest of the Holders to do so.

No Holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a note for enforcement of payment of the principal of (and premium, if any) or interest on such note on or after the respective due dates expressed in such note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the notes;

(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated notes in addition to or in place of the certificated notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(8) to conform the text of the Indenture or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the notes;

(9) to qualify and to maintain the qualification of the Indenture under the Trust Indenture Act;

(10) to add a Guarantor under the Indenture; or

(11) to release a Guarantor (to the extent permitted by the Indenture).

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding notes, the Company, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding note affected thereby:

(1) change the Stated Maturity of any note or of any installment of interest on any note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4) subordinate, in right of payment, the notes to any other Debt of the Company, or

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding note affected thereby.

The Holders of not less than a majority in aggregate principal amount of the outstanding notes may on behalf of the Holders of all the notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any notes (including any note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture when:

(1) either: (A) all notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (except for a Default occurring by reason of the Incurrence of Debt the proceeds of which are used for the deposit);

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding notes (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

(1) the rights of Holders of such notes to receive payments in respect of the principal of and any premium and interest on such notes when payments are due,

(2) the Company’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee,

(4) the Company’s right of optional redemption, and

(5) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such notes;

(2) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (except for a Default occurring by reason of the Incurrence of Debt the proceeds of which are used for the deposit) or, in the case of defeasance, either: (A) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, based upon existing precedents, if the matter were properly briefed, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, a court should hold that the deposit of monies and/or U.S. government obligations as provided in clause (1) would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

(5) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all notes are in default within the meaning of such Act);

(6) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

In the event of a defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with defeasance.

The Trustee

U.S. Bank National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company, or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture and the notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of the “Limitation on Transactions with Affiliates” covenant, any Person directly or indirectly owning 10% or more of the outstanding Capital Stock of the Company will be deemed an Affiliate.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Stock in another Person (other than directors’ qualifying shares);

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of inventory, excess, damaged, scrap or obsolete or permanently retired assets);

provided, however, that the term “Asset Sale” shall exclude:

(a) any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions 2.0% of Total Assets;

(c) sales of Eligible Cash Equivalents;

(d) sales of Capital Stock of Unrestricted Subsidiaries;

(e) the sale and leaseback of any assets within 270 days of the acquisition thereof;

(f) the disposition of equipment no longer used or useful in the business of such entity;

(g) a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(i) dispositions resulting in insurance proceeds or condemnation awards;

(j) any transfer of interest in accounts or notes receivable and related assets as part of a Qualified Receivables Transaction; and

(k) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” under the Indenture in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” in any Person means any and all shares, interests (including Preferred Stock), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or

(c) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Company or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the stockholders of the Company immediately prior to such transaction or series of related transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means Capital Stock in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class in such Person.

“Company” means Actuant Corporation, a Wisconsin corporation, and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses);

(e) the write-off of deferred financing fees and any premium actually paid in connection with the prepayment or retirement of any Debt;

(f) if any Asset Sale or Asset Acquisition shall have occurred since the first day of any four quarter period for which “Consolidated Cash Flow Available for Fixed Charges” is being calculated (including to the date of calculation);

(A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any such Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and

(B) the amount of any reduction in general, administrative or overhead costs of the entity involved in any Asset Acquisition or Asset Sale to the extent such amounts under clause (A) and (B) would be permitted to be eliminated in a pro forma income statement prepared in accordance with Rule 11-02 of Regulation S-X as interpreted by the Commission, and

(ii) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of debt discount;

(b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e) all accrued interest; and

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto);

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income of any Restricted Subsidiary or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(v) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi) any fees and expenses paid in connection with the issuance of the notes; and

(vii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash expenses (including stock option expenses and any goodwill impairment charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income or such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Credit Agreement” means the Company’s Amended and Restated Credit Agreement, dated as of December 27, 2004, as amended through June 4, 2007, among the Company, JPMorgan Chase Bank, N.A. as LC issuer and agent, and the Lenders party thereto, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

“Credit Facility” means one or more of (i) the Credit Agreement and (ii) any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables or equipment financings (including without limitation through the sale of receivables or equipment to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or equipment or the creation of any Liens in respect of such receivables or equipment in favor of such institutions), letters of credit or other Debt, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise).

“Currency Hedge Obligations” means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s exposure to fluctuations in foreign currency exchange rates on Debt permitted under the Indenture.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed, excluding any trade payables, other current liabilities Incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit for workers’ compensation or similar obligations that are secured by cash obligations), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Stock in such Person at the time of determination; (vii) the net amount of any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock was repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Stock; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash

Consideration pursuant to an Officer’s Certificate setting forth the basis of such valuation executed by the principal financial officer of the Company, less the amount of cash received in connection with a subsequent sale of, or collection on, such Designated Non-cash Consideration.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than one year after the date of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 270 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in accordance with provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. None of the following shall be deemed to be a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Interest Rate Protection Agreements” means, with respect to any Person, any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any Interest Rate Protection Agreements.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a “keep well” with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the initial $250.0 million in aggregate principal amount of the notes is originally issued under the Indenture.

“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the

Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the notes registered in the name of such Holder and that any portion of a note tendered must be tendered in an integral multiple of $2,000 principal amount;

(6) the place or places where notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a note pursuant to the Offer to Purchase will be required to surrender such note or cause such note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the notes the Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such notes and (b) if notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $2,000 principal amount or integral multiples thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the notes so tendered.

“Officers’ Certificate” means a certificate to be delivered upon the occurrence of certain events as set forth in the Indenture, signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” means

(i) Debt Incurred pursuant to any Credit Facility or commercial paper issued by the Company in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $600.0 million and (y) an amount that does not cause the ratio of such Debt of the Company and the Restricted Subsidiaries to Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of such Incurrence, to exceed 3.5 to 1.0, on a pro forma basis;

(ii) Debt outstanding under the notes on the Issue Date and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such notes;

(iii) Guarantees of the notes;

(iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date;

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company or any Guarantor of Debt of a Restricted Subsidiary of the Company that is a Guarantor;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations;

(x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $75.0 million in the aggregate;

(xii) Debt arising from agreements entered into in the ordinary course of business by the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Stock that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(xv) Debt of Foreign Subsidiaries so long as the aggregate principal amount outstanding shall not exceed $50.0 million (or the currency equivalent thereof);

(xvi) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition in an aggregate principal amount not to exceed $100.0 million at any time outstanding, which Debt may be Incurred under the Credit Agreement; and

(xvii) Refinancing Debt.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xvi) of this definition of “Permitted Debt.” Debt outstanding under the Credit Agreement will be deemed to be Incurred pursuant to clause (i) above.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Eligible Cash Equivalents;

(c) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(d) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(e) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(f) Swap Contracts and Hedging Obligations;

(g) non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under the “Limitation on Asset Sales” covenant;

(h) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(i) Investments by the Company or any Restricted Subsidiary (other than in an Affiliate), not otherwise permitted under this definition, in an aggregate amount not to exceed 10% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(j) loans and advances (including for travel and relocation) to employees in an amount not to exceed $15.0 million in the aggregate at any one time outstanding.

“Permitted Liens” means:

(a) Liens existing at the Issue Date;

(b) Liens securing Debt Incurred pursuant to any Credit Facility; provided that the aggregate principal amount of Debt secured by such Liens shall not exceed the amount of Debt permitted pursuant to clause (i) of the definition of “Permitted Debt”;

(c) Liens on property or other assets (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice, or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) (other than any Lien imposed in connection with the Company’s 401(k) Plan), or (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(e) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(f) other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that are incurred in the ordinary course of business and which do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;

(g) Liens securing obligations under Swap Contracts, and Hedging Obligations Incurred in the ordinary course of business in connection with managing interest or currency risk resulting from or related to the Credit Agreement;

(h) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (f); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(i) Liens to secure Purchase Money Debt or Capital Lease Obligations;

(j) Liens in favor of the Company or any Guarantor;

(k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(l) Liens to support trade letters of credit issued in the ordinary course of business;

(m) Liens from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(n) Liens on property or assets used to defease or to satisfy and discharge Debt; provided that (a) the Incurrence of such Debt was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(o) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Debt), leases, or other similar obligations arising in the ordinary course of business;

(p) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(q) Liens to secure any Refinancing Debt (or successive Refinancing Debt) as a whole, or in part, of any Debt secured by any Lien; provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Debt at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(r) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(s) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(t) other Liens securing Debt not to exceed, together with the amount of all other Debt secured by a Lien under this clause (t) at that time outstanding, 10% of Total Assets;

(u) Liens for taxes, assessments or governmental charges or levies if the same shall not (A) at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (B) shall not exceed $10.0 million in aggregate;

(v) Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a Qualified Receivables Transaction;

(w) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(x) Liens on assets of Foreign Subsidiaries; provided that (A) such Liens extending to the assets of any Foreign Subsidiary secure only Permitted Debt incurred by such Foreign Subsidiary;

(y) Liens upon assets of the Company or any Restricted Subsidiary subject to any Sale and Leaseback Transaction permitted by the Indenture; and

(z) any extensions, substitutions, replacements or renewals of the foregoing, so long as such extensions, substitutions, replacements do not extend to any additional assets or secure any additional Debt.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock in any Person, means Capital Stock in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Stock in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt:

(i) Incurred to finance the purchase or construction of any assets of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed, in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Stock” in any Person means a class of Capital Stock other than Redeemable Capital Stock.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Stock pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company of at least $20.0 million or (ii) a private equity offering of Qualified Capital Stock of the Company, other than (x) any such public or private sale to an entity that is an Affiliate of the Company prior to such sale and (y) any public offerings registered on Form S-8.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or other Person, any accounts or notes receivable and rights related thereto.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redeemable Capital Stock” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Stock. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Stock solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Stock if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments.” The amount of Redeemable Capital Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Stock or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the notes,

(iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company or any Guarantor may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Stock in the Company or on the Capital Stock in any Restricted Subsidiary of the Company that is held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (i) dividends, distributions or payments made solely in Qualified Capital Stock in the Company and (ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Stock in the Company) to purchase, redeem, acquire or retire any Capital Stock in the Company (including the conversion into, or exchange for, Debt, of any Capital Stock) other than any such Capital Stock owned by the Company or any Restricted Subsidiary;

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Stock in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided, however, the transactions contemplated under the heading “Use Of Proceeds” shall not constitute “Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any note or any installment of interest thereon, means the date specified in such note as the fixed date on which the principal amount of such note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of Actuant Corporation.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent balance sheet of the Company or such other Person as may be expressly stated.

“Voting Interest” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material United States federal income tax consequences relevant to the exchange of exchange notes for the original notes and the ownership and disposition of the exchange notes by the beneficial owners thereof, or the holders. This discussion is limited to the tax consequences to the holders of exchange notes who acquire the exchange notes in exchange for original notes that were acquired at the issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address the tax consequences to holders who acquire their exchange notes in exchange for subsequently purchased original notes or to subsequent purchasers of exchange notes. This summary does not purport to be a complete analysis of all of the potential United States federal income tax consequences relating to the exchange of exchange notes for the original notes and the ownership and disposition of the exchange notes, nor does this summary describe any federal estate tax consequences. There can be no assurance that the Internal Revenue Service, or the IRS, will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular holders in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code or special rules applicable to certain categories of holders (including dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, holders whose functional currency is not the United States dollar and, except, to the extent discussed below, foreign holders (as defined below)) or to holders who hold the exchange notes as part of a hedge, conversion or constructive sale transaction or other risk reduction transaction.

This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion below assumes that holders hold the exchange notes as capital assets within the meaning of Section 1221 of the Code.

If a partnership, or an entity treated as a partnership for United States federal income tax purposes, holds any exchange notes, the tax treatment of such entity and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences of owning exchange notes.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT SUCH INVESTOR’S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF AN ACQUISITION OF EXCHANGE NOTES IN LIGHT OF SUCH INVESTOR’S PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF THE CODE, AS WELL AS STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Treatment of the Exchange Notes as Indebtedness

We intend to take the position that, under current law and interpretations thereof, the exchange notes will be classified for United States federal income tax purposes as indebtedness. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. If the IRS were to assert successfully that the exchange notes should be treated as equity for United States federal income tax purposes, the tax treatment of the exchange notes would be different than the treatment described below. The remainder of this discussion assumes that the exchange notes will be classified as indebtedness for United States federal income tax purposes.

Tax Consequences to United States Holders

The following summary is a general description of material United States federal income tax consequences applicable to a “United States holder.” For the purposes of this discussion, “United States holder” means a holder of an exchange note, which holder is for United States federal income tax purposes (i) a citizen or resident of the

United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof (including the District of Columbia), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust, or (B) it was in existence on August 20, 1996, and has a valid election in place to be a United States person.

Payments of Interest

Interest paid on an exchange note will generally be taxable to a United States holder as ordinary interest income at the time the interest accrues or is received in accordance with the United States holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Retirement of the Notes: General

In general, upon the sale, exchange, redemption or retirement of an exchange note, a United States holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest that the United States holder has not already included in gross income) and such holder’s adjusted tax basis in the exchange note. To the extent attributable to accrued but unpaid interest that the United States holder has not already included in gross income, the amount recognized by the United States holder will be treated as a payment of interest. See “—Payments of Interest” above.

The excess of net long-term capital gains over net short-term capital losses is subject to tax at a lower rate for noncorporate taxpayers. Noncorporate taxpayers are generally subject to a maximum tax rate of 15% (for all taxable years ending on or before December 31, 2010) on capital gain realized on the disposition of a capital asset (including an exchange note) held for more than one year. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Exchange Offer

The exchange of an exchange note for an original note pursuant to the exchange offer will not be taxable to the exchanging holder for United States federal income tax purposes. As a result, an exchanging holder:

•	will not recognize any gain or loss on the exchange;

•	will have a holding period for the exchange note that includes the holding period for the original note exchanged therefor;

•	will have an adjusted tax basis in the exchange note equal to its adjusted tax basis in the original note exchanged therefor; and

•	will experience tax consequences upon a subsequent sale, exchange, redemption or retirement of an exchange note as described above.

The exchange offer is not expected to result in any material United States federal income tax consequences to a nonexchanging holder.

Tax Consequences to Foreign Holders

The following summary is a general description of material United States federal income tax consequences to a “foreign holder.” A “foreign holder” means, for purposes of this discussion, a holder (other than a partnership, or other entity treated as a partnership for United States federal income tax purposes) that is not a United States holder. Special rules may apply to certain foreign holders such as “controlled foreign corporations,” “passive foreign investment companies” and certain United States individuals that are expatriates and such foreign holders should consult their tax advisors.

Interest

Assuming that a foreign holder’s interest income on an exchange note is not effectively connected with the conduct by such holder of a trade or business in the United States, payments of interest on such exchange note by us or any paying agent to a foreign holder will not be subject to United States federal income tax or withholding tax, provided that:

•	such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

such holder is not a bank receiving interest “on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the Code; and

•	the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) are met.

Payments of interest on an exchange note that do not satisfy all of the foregoing requirements are generally subject to United States federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Except to the extent otherwise provided under an applicable tax treaty, a foreign holder generally will be subject to United States federal income tax in the same manner as a United States holder with respect to interest that is effectively connected with a United States trade or business conducted by the foreign holder. Effectively connected interest income received by a corporate foreign holder may also, under certain circumstances be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the foreign holder delivers an IRS Form W-8ECI to the payor.

Repayment of Principal and Realized Gain

In general, a foreign holder of an exchange note will not be subject to United States federal withholding tax on the receipt of payments of principal on the exchange note, and a foreign holder will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of such exchange note, or receipt of principal, unless:

•	such foreign holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

•	the foreign holder is required to pay tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or

•

the gain is effectively connected with the conduct of a United States trade or business of or, if a tax treaty applies, is attributable to a United States permanent establishment of, the foreign holder.

Under Code Sections 871(h) and 881(c) and the underlying Treasury Regulations, in order to obtain the exemption from withholding tax described in “—Interest” and “—Repayment of Principal and Realized Gain” above, either (i) the holder of an exchange note must provide its name and address, and certify, under penalties of perjury, to us or the paying agent, as the case may be, that such holder is a foreign holder or (ii) the holder holds the exchange notes through certain intermediaries and such holder satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders that are pass-through entities for United States federal income tax purposes. In general, a certificate described in this paragraph is effective only with respect to payments of interest made to the certifying foreign holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury Regulations, the foregoing certification may be provided by the holder of an exchange note on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

Federal withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder are generally allowed as a credit against the affected foreign holder’s United States federal income tax liability.

Backup Withholding and Information Reporting

Under current United States federal income tax law, backup withholding at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders.

In the case of a noncorporate United States holder, information reporting requirements will apply to payments of principal or interest made by us or any paying agent thereof on an exchange note. The payor will be required to withhold backup withholding tax if:

•	a holder fails to furnish its Taxpayer Identification Number, or TIN (which, for an individual, is his Social Security number) to the payor in the manner required;

•	a holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, a holder fails to certify, under penalties of perjury, that it has furnished a correct TIN, is a United States person, and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting does not apply with respect to payments made to certain exempt recipients, including entities treated as corporations for United States federal income tax purposes. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

In the case of a foreign holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by us or any paying agent thereof on an exchange note (absent actual knowledge or reason to know that the holder is actually a United States holder) if such holder has provided the required certification under penalties of perjury that it is not a United States holder or has otherwise established an exemption. If such holder provides the required certification, such holder may nevertheless be subject to withholding of United States federal income tax as described above under “—Tax Consequences to Foreign Holders.” The rules regarding withholding, backup withholding and information reporting for foreign holders are complex, may vary depending on a foreign holder’s particular situation and are subject to change. In addition, special rules apply to certain types of foreign holders, including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Accordingly, foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption if applicable.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers if an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on those notes; or

•	through a combination of those methods of resale;

at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by McDermott Will & Emery LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to Actuant Corporation’s Current Report on Form 8-K dated February 28, 2008 and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Actuant for the year ended August 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Maxima Guarantor Group as of December 21, 2006 and for the period April 30, 2006 to December 21, 2006 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Actuant Corporation

Offer to Exchange

$250,000,000

6 7/8% Senior Notes due 2017

Prospectus

            , 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Actuant Corporation is incorporated under the Wisconsin Business Corporation Law (“WBCL”). Under Section 180.0851(1) of the WBCL, Actuant Corporation is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Actuant Corporation. In all other cases, Actuant Corporation is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of Actuant Corporation, unless it is determined that he or she breached or failed to perform a duty owed to Actuant Corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Actuant Corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Actuant Corporation’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of Actuant Corporation against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

Article VIII of Actuant Corporation’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of Actuant Corporation are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 21. Exhibits

(a) The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.
4.1	Indenture dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein and U.S. Bank National Association as trustee relating to $250,000,000 Actuant Corporations 6.875% Senior Notes due 2017, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2007.

4.2**	Supplemental Indenture dated February 27, 2008 by and among Actuant Corporation, Actuant International Holdings, Inc., each of the other subsidiary guarantors listed thereto and U.S. Bank National Association as trustee relating to $250,000,000 Actuant Corporations 6.875% Senior Notes due 2017.

4.3	Registration Rights Agreement dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein, and the initial purchasers named therein, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2007.

4.4	Indenture, dated as of November 10, 2003, among Actuant Corporation as issuer and the Subsidiary Guarantors and U.S. Bank National Association relating to $150,000,000 Actuant Corporation 2% Convertible Senior Subordinated Notes Due 2023, incorporated herein by reference to Exhibit 4.2 to Actuant Corporation’s Form 10-Q for quarter ended November 30, 2003.

4.5	Amended and Restated Credit Agreement dated as of December 27, 2004 among Actuant Corporation, JPMorgan Chase Bank, N.A. as LC issuer and agent, and the Lender party thereto, incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed December 27, 2004.

4.6	Amendment No. 2 to Amended and Restated Credit Agreement dated as of May 1, 2006, among Actuant Corporation, JP Morgan Chase Bank, N. A. as LC issuer and agent, and the Lender party thereto, incorporated herein by reference to Exhibit 4.1 to Actuant Corporation’s Form 10-Q for the quarter ended May 31, 2006.

4.7	Amendment No. 3 to Amended and Restated Credit Agreement dated as of February 16, 2007, by and among Actuant Corporation, the financial institutions listed on the signature pages thereto and JP Morgan Chase Bank, National Association, as the administrative, incorporated herein by reference to Exhibit 10.1 to Actuant Corporation’s Form 8-K filed on February 23, 2007.

4.8	Amendment No. 4 to Amended and Restated Credit Agreement dated as of June 4, 2007, by and among Actuant Corporation, the financial institutions listed on the signature pages thereto and JP Morgan Chase Bank, National Association, as the administrative agent, incorporated herein by reference to Exhibit 10.1 to Actuant Corporation’s Form 10-Q for the quarters ended May 31, 2007.

4.9	Agreement for Purchase and Sale, Dated August 29, 1990, between Minnesota Mining and Manufacturing Company and Applied Power Inc., and seven related Leases, each dated April 29, 1991, Between Bernard Garland and Sheldon Garland, d/b/a Garland Enterprises, incorporated herein by reference to Exhibit 19.2(a)-(g) to Actuant Corporation’s Form 10-Q for quarter ended May 31, 1991.

4.10	Commercial Paper Agency Agreement dated as of March 26, 2004 between Actuant Corporation, as Issuer and U.S. Bank, NA, as Placement Agent, incorporated herein by reference to Exhibit 4.2 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

Exhibit No.

4.11	Issuing and Paying Agency Agreement dated March 26, 2004 between Actuant Corporation, as Issuer and U.S. Bank, NA, as Issuing and Paying Agent, incorporated herein by reference to Exhibit 4.3 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

4.12	Commercial Paper Placement Agreement dated March 5, 2004 between Actuant Corporation, as Issuer and M&I Marshall & Ilsley Bank, as Agent, incorporated herein by reference to Exhibit 4.4 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

5.1**	Opinion of McDermott Will & Emery LLP

12.1***	Statements Regarding Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of PricewaterhouseCoopers LLP

23.2**	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)

24.1**	Powers of Attorney

25.1**	Form T-1, Trustee’s Statement of Eligibility

99.1**	Letter of Transmittal

99.2**	Notice of Guaranteed Delivery

99.3**	Letter to Registered Holders

99.4**	Letter To Clients and Instructions To Registered Holder from Beneficial Owner

99.5**	Financial Statements of Maxima Guarantor Group

*	Filed concurrently herewith
**	Previously filed
***	Filed concurrently herewith to replace previously filed exhibit

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser

(d) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

ACTUANT CORPORATION

By:	/s/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* Gustav H. P. Boel	Director and Executive Vice President

* William P. Sovey	Director

* William K. Hall	Director

* Thomas J. Fisher	Director

* Robert A. Peterson	Director

Signature	Title

* Larry D. Yost	Director

* Dennis K. Williams	Director

* R. Alan Hunter	Director

* Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Chadwick I. DeLuka	Controller (Principal Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Acme Electric Corporation

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Actown Electrocoil, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Actuant International Holdings, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Applied Power Investments II, Inc.

By:	/S/ PATRICK C. DORN
Name:	Patrick C. Dorn
Title:	President, Treasurer, Secretary and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ PATRICK C. DORN Patrick C. Dorn	President, Treasurer, Secretary and Director (Principal Executive, and Accounting Officer)

* Joseph P. Jacques	Director

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Atlantic Guest, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

B.W. Elliott Manufacturing Co., LLC

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Coils Holding, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Engineered Solutions L.P.

By: Versa Technologies, Inc., its general partner

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President, Chief Executive Officer and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President, Chief Executive Officer and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Secretary and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

GB Tools and Supplies, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Key Components, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Chief Executive Officer and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Chief Executive Officer and Director (Principal Executive Officer)

* Andrew G. Lampereur	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Key Components, LLC

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President, Chief Executive Officer and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President, Chief Executive Officer and Director (Principal Executive Officer)

* Andrew G. Lampereur	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Maxima Holding Company, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Vice President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

* Odded V. Leopando	President (Principal Executive Officer)

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Vice President and Director

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Maxima Holdings - Europe, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Vice President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

* Odded V. Leopando	President (Principal Executive Officer)

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Vice President and Director

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Maxima Technologies & Systems, LLC

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Vice President

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

* Odded V. Leopando	President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Vice President

* Andrew G. Lampereur	Vice President (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Precision Sure-Lock, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Vice President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

* Robert Van Noord	President (Principal Executive Officer)

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Vice President and Director

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

PSL Holdings, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	Vice President and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

* Robert Van Noord	President (Principal Executive Officer)

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Vice President and Director

* Andrew G. Lampereur	Vice President and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on April 8, 2008.

Versa Technologies, Inc.

By:	/S/ ROBERT C. ARZBAECHER
Name:	Robert C. Arzbaecher
Title:	President, Chief Executive Officer and Director

Date: April 8, 2008

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 8, 2008.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	President, Chief Executive Officer and Director (Principal Executive Officer)

* Andrew G. Lampereur	Vice President, Secretary and Director (Principal Financial and Accounting Officer)

* Pursuant to Power of Attorney

/S/ ROBERT C. ARZBAECHER
Attorney-in-fact

Exhibit No.
4.1		Indenture dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein and U.S. Bank National Association as trustee relating to $250,000,000 Actuant Corporations 6.875% Senior Notes due 2017, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2007.

4.2	**	Supplemental Indenture dated February 27, 2008 by and among Actuant Corporation, Actuant International Holdings, Inc., each of the other subsidiary guarantors listed thereto and U.S. Bank National Association as trustee relating to $250,000,000 Actuant Corporations 6.875% Senior Notes due 2017.

4.3		Registration Rights Agreement dated June 12, 2007 by and among Actuant Corporation, the subsidiary guarantors named therein, and the initial purchasers named therein, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2007.

4.4		Indenture, dated as of November 10, 2003, among Actuant Corporation as issuer and the Subsidiary Guarantors and U.S. Bank National Association relating to $150,000,000 Actuant Corporation 2% Convertible Senior Subordinated Notes Due 2023, incorporated herein by reference to Exhibit 4.2 to Actuant Corporation’s Form 10-Q for quarter ended November 30, 2003.

4.5		Amended and Restated Credit Agreement dated as of December 27, 2004 among Actuant Corporation, JPMorgan Chase Bank, N.A. as LC issuer and agent, and the Lender party thereto, incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report of Form 8-K filed December 27, 2004.

4.6		Amendment No. 2 to Amended and Restated Credit Agreement dated as of May 1, 2006, among Actuant Corporation, JP Morgan Chase Bank, N. A. as LC issuer and agent, and the Lender party thereto, incorporated herein by reference to Exhibit 4.1 to Actuant Corporation’s Form 10-Q for the quarter ended May 31, 2006.

4.7		Amendment No. 3 to Amended and Restated Credit Agreement dated as of February 16, 2007, by and among Actuant Corporation, the financial institutions listed on the signature pages thereto and JP Morgan Chase Bank, National Association, as the administrative, incorporated herein by reference to Exhibit 10.1 to Actuant Corporation’s Form 8-K filed on February 23, 2007.

4.8		Amendment No. 4 to Amended and Restated Credit Agreement dated as of June 4, 2007, by and among Actuant Corporation, the financial institutions listed on the signature pages thereto and JP Morgan Chase Bank, National Association, as the administrative agent, incorporated herein by reference to Exhibit 10.1 to Actuant Corporation’s Form 10-Q for the quarters ended May 31, 2007.

4.9		Agreement for Purchase and Sale, Dated August 29, 1990, between Minnesota Mining and Manufacturing Company and Applied Power Inc., and seven related Leases, each dated April 29, 1991, Between Bernard Garland and Sheldon Garland, d/b/a Garland Enterprises, incorporated herein by reference to Exhibit 19.2(a)-(g) to Actuant Corporation’s Form 10-Q for quarter ended May 31, 1991.

4.10		Commercial Paper Agency Agreement dated as of March 26, 2004 between Actuant Corporation, as Issuer and U.S. Bank, NA, as Placement Agent, incorporated herein by reference to Exhibit 4.2 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

4.11		Issuing and Paying Agency Agreement dated March 26, 2004 between Actuant Corporation, as Issuer and U.S. Bank, NA, as Issuing and Paying Agent, incorporated herein by reference to Exhibit 4.3 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

Exhibit No.
4.12		Commercial Paper Placement Agreement dated March 5, 2004 between Actuant Corporation, as Issuer and M&I Marshall & Ilsley Bank, as Agent, incorporated herein by reference to Exhibit 4.4 to Actuant Corporation’s Form 10-Q for quarter ended February 29, 2004.

5.1	**	Opinion of McDermott Will & Emery LLP

12.1	***	Statements Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	**	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)

24.1	**	Powers of Attorney

25.1	**	Form T-1, Trustee’s Statement of Eligibility

99.1	**	Letter of Transmittal

99.2	**	Notice of Guaranteed Delivery

99.3	**	Letter to Registered Holders

99.4	**	Letter To Clients and Instructions To Registered Holder from Beneficial Owner

99.5	**	Financial Statements of Maxima Guarantor Group

*	Filed concurrently herewith
**	Previously filed
***	Filed concurrently herewith to replace previously filed amendment